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EXHIBIT 21.1 Subsidiaries of Registrant

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                                                       100%
     Subsidiary                                    Parent Company         Jurisdiction of Organization
     ----------                                    --------------         ----------------------------
Greensteel, Inc.                                  PolyVision Corporation           Delaware
Posterloid Corporation                            PolyVision Corporation           Delaware
APV, Inc.                                         PolyVision Corporation           Delaware
PolyVision Belgium N.V.                           PolyVision Corporation           Belgium
PolyVision France EURL                            PolyVision Corporation           France
Alliance Europe N.V.                              PolyVision Belgium N.V           Belgium
Alliance Graphics N.V.                            Alliance Europe N.V.             Belgium
Alliance Pentagon A/S                             Alliance Europe N.V.             Denmark
Emailleries de Blanc Misseron A. Aubecq S.A.      PolyVision France EURL           France
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